Exhibit 99.1

McGrath RentCorp Announces Results for Third Quarter 2010

Rental revenues increase 15%

EPS of $0.40 flat for the Quarter

LIVERMORE, Calif.--(BUSINESS WIRE)--November 1, 2010--McGrath RentCorp (NASDAQ:MGRC), a diversified business to business rental company, today announced revenues for the quarter ended September 30, 2010, of $83.2 million, an increase of 10%, compared to $75.5 million in the third quarter of 2009. The Company reported net income of $9.7 million, or $0.40 per diluted share for the third quarter 2010, compared to net income of $9.5 million, or $0.40 per diluted share, in the third quarter 2009.

Dennis Kakures, President and CEO of McGrath RentCorp, made the following comments regarding these results and future expectations:

“Our Company-wide 15% increase in rental revenues from a year ago reflects very strong business activity and rental revenue increases in both our electronics and tank rental businesses. These very positive results were partly offset by our modular rental business rental revenues declining by 7% for the same comparative period; however, modular rental revenues were higher sequentially from the second quarter by 2%.

For our electronics division, rental revenues for the period increased by $3.3 million or 18% to $21.8 million from a year ago. However, income from operations nearly doubled to $6.5 million. In addition to the higher rental revenue levels, our electronics business also benefited from lower depreciation expense, and higher gross profit on equipment sales.

Our tank rental business more than doubled rental revenues to $10.0 million from a year ago. The strong increase in rental revenues was directly related to higher business activity levels, supported by new branch locations, a larger sales force and expanding Adler’s rental equipment inventory. Income from operations was up over three-fold from a year ago to $5.1 million as the business more fully leveraged prior quarter new employee and other infrastructure investments.

Our modular division rental revenues for the third quarter decreased by $1.6 million, or 7%, to $20.9 million from a year ago. Rental revenues rose by $0.5 million, or 2% sequentially from the second quarter of 2010. This was the first sequential quarterly increase in rental revenues since the third quarter of 2008. However, income from operations declined by 53% to $5.7 million from a year ago. The significant reduction in income from operations compared to the much smaller decrease in rental revenue was due primarily to substantially higher inventory center labor and material costs, and secondarily to lower rental related services and sales gross profit levels. The increased inventory center costs were associated with a number of larger, highly customized commercial building complexes, and the preparation of a higher volume of classroom buildings during the quarter. We anticipate that our modular inventory center costs will be markedly lower during the fourth quarter.

Modular utilization at the end of the third quarter was relatively flat at 67.4% compared to 67.9% at the end of the second quarter. Monthly utilization has stayed within a very narrow range of approximately one-half percentage point through the first nine months of 2010. We believe the flat utilization range year to date, coupled with the modest sequential quarterly increase in rental revenues during the third quarter reflects a more stable modular rental market.

Despite the lower income from operations from our modular rental business, the strong operating results of our electronics and tank rental divisions drove favorable overall rental revenue growth compared to a year ago and allowed for a small increase in Company-wide net income. Keep in mind that as our modular business begins to recover, it will require limited new capital investment to increase rental revenues and we would expect to see a disproportionate share of this revenue drop to the pre-tax line.”

All comparisons presented below are to the quarter ended September 30, 2009 unless otherwise indicated.

MOBILE MODULAR

For the third quarter of 2010, the Company’s Mobile Modular division reported a 53% decrease in income from operations to $5.7 million. Rental revenues decreased 7% to $20.9 million and other direct costs increased 51% to $7.7 million, which resulted in a decrease in gross profit on rental revenues of 30% to $9.8 million. Sales revenues decreased 12% to $9.2 million with gross profit on sales decreasing 28% to $1.8 million due to lower margins on sales of new and used equipment. Selling and administrative expenses increased 9% to $7.3 million as a result of increased investment in our Mid-Atlantic and Portable Storage growth initiatives.

TRS-RENTELCO

For the third quarter of 2010, the Company’s TRS-RenTelco division reported a 92% increase in income from operations to $6.5 million. Rental revenues increased 18% to $21.8 million. The increase in rental revenues together with 6% lower depreciation expense resulted in a 55% increase in gross profit on rental revenues to $9.2 million. Sales revenues increased 6% to $4.6 million with gross profit on sales increasing 38% to $2.2 million, primarily due to higher margins on sales of used equipment. Selling and administrative expenses increased 14% to $5.3 million primarily due to investment in our TRS-Environmental growth initiative, higher bad debt expense and increased advertising and marketing costs.

ADLER TANKS

For the third quarter of 2010, the Company’s Adler Tanks division reported a $3.6 million increase in income from operations to $5.1 million. Rental revenues increased 102% to $10.0 million, with gross profit on rental revenues increasing $4.1 million, or 122%. Rental related services revenues increased 69% to $2.9 million, with gross profit on rental related services increasing 63% to $0.7 million. Selling and administrative expenses increased 35% to $3.1 million primarily due to increased salaries and benefits for additional sales and operational employees and higher advertising and marketing costs.

OTHER THIRD QUARTER HIGHLIGHTS

  Debt increased $9.0 million during the quarter to $272.5 million, with the Company’s funded debt (notes payable) to equity ratio increasing from 0.96 to 1 at June 30, 2010 to 0.97 to 1 at September 30, 2010. As of September 30, 2010, the Company had capacity to borrow an additional $94.5 million under its lines of credit.
  Dividend rate increased 2% to $0.225 per share for the third quarter 2010. On an annualized basis, this dividend represents a 3.6% yield on the October 29, 2010 close price of $25.31.
  Adjusted EBITDA increased 2% to $34.2 million for the third quarter of 2010. At September 30, 2010, the Company’s ratio of funded debt to the last twelve months actual Adjusted EBITDA was 2.18 to 1 compared to 2.12 to 1 at June 30, 2010. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization and other non-cash stock-based compensation. A reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K and 10-Q and other SEC filings. You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K and 10-Q and other SEC filings.

FINANCIAL GUIDANCE

The Company is narrowing its previous 2010 full-year earnings guidance of $1.30 to $1.45 per diluted share to an updated range of $1.35 to $1.40 per diluted share. Such a forward-looking statement reflects McGrath RentCorp’s expectations as of November 1, 2010. Actual 2010 full-year earnings per share results may be materially different since they are affected by many factors, including those factors outlined in the “forward-looking statements” paragraph at the end of this press release.

ABOUT MCGRATH RENTCORP

Founded in 1979, McGrath RentCorp is a diversified business-to-business rental company. Under the trade name Mobile Modular Management Corporation (Mobile Modular), it rents and sells modular buildings to fulfill customers’ temporary and permanent classroom and office space needs in California, Texas, Florida, North Carolina, Georgia, Maryland, Virginia and Washington, D.C. The Company’s TRS-RenTelco division rents and sells electronic test equipment and is one of the leading rental providers of general purpose and communications test equipment in the Americas. In 2008, the Company purchased the assets of Adler Tank Rentals, a New Jersey based supplier of rental containment solutions for hazardous and nonhazardous liquids and solids with operations today in the Northeast, Mid-Atlantic, Midwest, Southeast, Southwest and West. Also, in 2008, under the trade name TRS-Environmental, the Company entered the environmental test equipment rental business serving the Americas. In 2008, the Company also entered the portable storage container rental business in Northern California under the trade name Mobile Modular Portable Storage, and in 2009 expanded this business into Southern California, Texas and Florida. For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com
Tanks and Boxes – www.AdlerTankRentals.com
Modular Buildings – www.MobileModularRents.com
Portable Storage – www.MobileModularRents-PortableStorage.com
Electronic Test Equipment – www.TRS-RenTelco.com
Environmental Test Equipment – www.TRS-Environmental.com
School Facilities Manufacturing – www.Enviroplex.com

CONFERENCE CALL NOTE

As previously announced in its press release of October 14, 2010, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on November 1, 2010 to discuss the third quarter 2010 results. To participate in the teleconference, dial 1-877-941-8418 (in the U.S.), or 1-480-629-9809 (outside the U.S.), or visit the investor relations section of the Company’s website at www.mgrc.com. Telephone replay of the call will be available for 7 days following the call by dialing 1-800-406-7325 (in the U.S.), or 1-303-590-3030 (outside the U.S.). The pass code for the call replay is 4375366.

FORWARD-LOOKING STATEMENTS

Statements in this press release which are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, regarding McGrath RentCorp’s business strategy, future operations, financial position, estimated revenues or losses, projected costs, prospects, plans and objectives are forward looking statements. These forward-looking statements appear in a number of places and can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “future,” “intend,” “hopes,” “goals” or “certain” or the negative of these terms or other variations or comparable terminology. Our belief that as our modular business begins to recover, it will require limited new capital investment, which would improve our results, and our expectations regarding 2010 full-year earnings per share are all forward-looking statements.

Management cautions that forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause our actual results to differ materially from those projected in such forward-looking statements including, without limitation, the following: the continuation of the current recession and financial, budget and credit crises, particularly in California, including the impact on funding for school facility projects and residential and commercial construction sectors, our customers need and ability to rent our products, and the Company’s ability to access additional capital in the current uncertain capital and credit market; changes in state funding for education and the timing and impact of federal stimulus monies; the effectiveness of management’s strategies and decisions, general economic, stock market and business conditions, including in the states and countries where we sell or rent our products; continuing demand for our products; hiring, retention and motivation of key personnel; failure by third parties to manufacture and deliver our products in a timely manner and to our specifications; the cost of and our ability to successfully implement information system upgrades; our ability to finance expansion and to locate and consummate acquisitions and to successfully integrate and operate Adler Tanks and other acquisitions; fluctuations in interest rates and the Company’s ability to manage credit risk; our ability to effectively manage our rental assets; the risk that we may be subject to litigation under environmental, health and safety and product liability laws and claims from employees, vendors and other third parties; fluctuations in the Company’s effective tax rate; changes in financial accounting standards; our failure to comply with internal control requirements; catastrophic loss to our facilities; effect on the Company’s Adler Tanks business from reductions to the price of oil; new or modified statutory or regulatory requirements; success of the Company’s strategic growth initiatives; risks associated with doing business with government entities; seasonality of our businesses; intense industry competition including increasing price pressure; our ability to timely deliver, install and redeploy our rental products; significant increases in raw materials, labor, and other costs; and risks associated with operating internationally, including unfavorable exchange rates for the U.S. dollar against our Canadian dollar denominated revenues.

Our future business, financial condition and results of operations could differ materially from those anticipated by such forward-looking statements and are subject to risks and uncertainties including the risks set forth above, those discussed in Part II—Item 1A “Risk Factors” and elsewhere in our Form 10-Q for the quarter ended September 30, 2010 filed with the SEC on November 1, 2010 and in our Form 10-K for the year ended December 31, 2009 filed with the SEC on February 26, 2010, and those that may be identified from time to time in our reports and registration statements filed with the SEC. Forward-looking statements are made only as of the date of this press release and are based on management’s reasonable assumptions; however, these assumptions can be wrong or affected by known or unknown risks and uncertainties. Readers should not place undue reliance on these forward-looking statements and are cautioned that any such forward-looking statements are not guarantees of future performance. Except as otherwise required by law, we do not undertake any duty to update any of the forward-looking statements after the date of this press release to conform such statements to actual results or to changes in our expectations.

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2010	2009	2010	2009

REVENUES
Rental	$52,674	$45,898	$145,658	$139,353
Rental Related Services	10,401	9,159	25,718	26,458
Rental Operations	63,075	55,057	171,376	165,811
Sales	19,640	19,875	38,535	41,410
Other	489	568	1,546	1,908
Total Revenues	83,204	75,500	211,457	209,129

COSTS AND EXPENSES
Direct Costs of Rental Operations
Depreciation of Rental Equipment	14,109	14,113	41,665	43,222
Rental Related Services	8,335	6,488	19,721	19,628
Other	12,097	8,486	30,846	25,063
Total Direct Costs of Rental Operations	34,541	29,087	92,232	87,913
Costs of Sales	14,613	14,779	26,865	30,251
Total Costs of Revenues	49,154	43,866	119,097	118,164
Gross Profit	34,050	31,634	92,360	90,965
Selling and Administrative Expenses	16,569	14,300	48,929	45,342
Income from Operations	17,481	17,334	43,431	45,623
Interest Expense	1,632	1,687	4,647	5,523
Income Before Provision for Income Taxes	15,849	15,647	38,784	40,100
Provision for Income Taxes	6,149	6,118	15,048	15,679
Net Income	$9,700	$9,529	$23,736	$24,421

Earnings Per Share:
Basic	$0.41	$0.40	$0.99	$1.03
Diluted	$0.40	$0.40	$0.98	$1.02
Shares Used in Per Share Calculation:
Basic	23,936	23,752	23,884	23,735
Diluted	24,173	23,876	24,138	23,844

Cash Dividends Declared Per Share	$0.225	$0.220	$0.675	$0.660

MCGRATH RENTCORP
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
	September 30,	December 31,
(in thousands)	2010	2009

ASSETS
Cash	$496	$1,187
Accounts Receivable, net of allowance for doubtful
accounts of $1,600 in 2010 and $1,700 in 2009	88,912	70,597
Income Taxes Receivable	1,104	6,251

Rental Equipment, at cost:
Relocatable Modular Buildings	514,597	504,018
Electronic Test Equipment	250,063	239,152
Liquid and Solid Containment Tanks and Boxes	122,382	80,916
	887,042	824,086
Less Accumulated Depreciation	(299,893)	(276,848)
Rental Equipment, net	587,149	547,238

Property, Plant and Equipment, net	78,635	77,092
Prepaid Expenses and Other Assets	15,586	14,240
Intangible Assets, net	13,069	13,670
Goodwill	27,700	27,661
Total Assets	$812,651	$757,936

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Notes Payable	$272,500	$247,334
Accounts Payable and Accrued Liabilities	58,128	50,975
Deferred Income	32,140	24,744
Deferred Income Taxes, net	168,931	167,470
Total Liabilities	531,699	490,523

Shareholders’ Equity:
Common Stock, no par value -
Authorized -- 40,000 shares
Issued and Outstanding -- 23,956 shares in 2010 and
23,795 shares in 2009	56,874	50,869
Retained Earnings	224,078	216,544
Total Shareholders’ Equity	280,952	267,413
Total Liabilities and Shareholders’ Equity	$812,651	$757,936

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
	Nine Months Ended September 30,
(in thousands)	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$23,736	$24,421
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	46,269	47,611
Provision for Doubtful Accounts	1,225	1,099
Non-Cash Stock-Based Compensation	3,155	2,709
Gain on Sale of Used Rental Equipment	(8,144)	(8,024)
Change In:
Accounts Receivable	(19,540)	7,263
Income Taxes Receivable	5,147	5,940
Prepaid Expenses and Other Assets	(1,346)	3,692
Accounts Payable and Accrued Liabilities	6,750	(8,130)
Deferred Income	7,396	(656)
Deferred Income Taxes	1,461	13,612
Net Cash Provided by Operating Activities	66,109	89,537

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments related to Acquisition of Adler Tanks	—	(1,488)
Purchase of Rental Equipment	(93,408)	(51,375)
Purchase of Property, Plant and Equipment	(5,197)	(1,365)
Proceeds from Sale of Used Rental Equipment	19,791	22,066
Net Cash Used in Investing Activities	(78,814)	(32,162)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Borrowings (Payments) Under Bank Lines of Credit	37,166	(32,000)
Principal Payments on Senior Notes	(12,000)	(12,000)
Proceeds from the Exercise of Stock Options	2,454	711
Excess Tax Benefit from Exercise and Disqualifying
Disposition of Stock Options	395	58
Payment of Dividends	(16,001)	(15,186)
Net Cash Provided by (Used in) Financing Activities	12,014	(58,417)

Net Decrease in Cash	(691)	(1,042)
Cash Balance, beginning of period	1,187	1,325
Cash Balance, end of period	$496	$283

Interest Paid, during the period	$4,530	$5,554
Net Income Taxes Paid, during the period	$8,030	$2,016
Dividends Declared, not yet paid	$5,435	$5,228
Rental Equipment Acquisitions, not yet paid	$10,592	$8,545

MCGRATH RENTCORP BUSINESS SEGMENT DATA (unaudited) Three Months Ended September 30, 2010

(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$20,883	$21,764	$10,027	$—	$52,674
Rental Related Services	6,947	583	2,871	—	10,401
Rental Operations	27,830	22,347	12,898	—	63,075
Sales	9,199	4,612	55	5,774	19,640
Other	127	347	15	—	489
Total Revenues	37,156	27,306	12,968	5,774	83,204

Costs and Expenses
Direct Costs of Rental Operations:
Depreciation of Rental Equipment	3,439	9,197	1,473	—	14,109
Rental Related Services	5,642	494	2,199	—	8,335
Other	7,672	3,341	1,084	—	12,097
Total Direct Costs of Rental Operations	16,753	13,032	4,756	—	34,541
Costs of Sales	7,352	2,417	47	4,797	14,613
Total Costs of Revenue	24,105	15,449	4,803	4,797	49,154

Gross Profit
Rental	9,772	9,226	7,470	—	26,468
Rental Related Services	1,305	89	672	—	2,066
Rental Operations	11,077	9,315	8,142	—	28,534
Sales	1,847	2,195	8	977	5,027
Other	127	347	15	—	489
Total Gross Profit	13,051	11,857	8,165	977	34,050
Selling and Administrative Expenses	7,335	5,345	3,086	803	16,569
Income from Operations	$5,716	$6,512	$5,079	$174	17,481
Interest Expense					1,632
Provision for Income taxes					6,149
Net Income					$9,700

Other Information
Average Rental Equipment [1]	$493,553	$245,706	$109,157
Average Monthly Total Yield [2]	1.41%	2.95%	3.06%
Average Utilization [3]	67.8%	67.7%	78.3%
Average Monthly Rental Rate [4]	2.08%	4.36%	3.91%

1 Average Rental Equipment represents the cost of rental equipment excluding accessory equipment. For Mobile Modular and Adler Tanks, Average Rental Equipment also excludes new equipment inventory.
2 Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
3 Average Utilization is calculated by dividing the cost of Average Rental Equipment on rent by the total cost of Average Rental Equipment.
4 Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

MCGRATH RENTCORP BUSINESS SEGMENT DATA (unaudited) Three Months Ended September 30, 2009

(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$22,478	$18,468	$4,952	$—	$45,898
Rental Related Services	6,860	601	1,698	—	9,159
Rental Operations	29,338	19,069	6,650	—	55,057
Sales	10,471	4,361	—	5,043	19,875
Other	144	415	9	—	568
Total Revenues	39,953	23,845	6,659	5,043	75,500

Costs and Expenses
Direct Costs of Rental Operations:
Depreciation of Rental Equipment	3,422	9,816	875	—	14,113
Rental Related Services	4,725	478	1,285	—	6,488
Other	5,082	2,692	712	—	8,486
Total Direct Costs of Rental Operations	13,229	12,986	2,872	—	29,087
Costs of Sales	7,906	2,767	—	4,106	14,779
Total Costs of Revenues	21,135	15,753	2,872	4,106	43,866

Gross Profit
Rental	13,974	5,960	3,365	—	23,299
Rental Related Services	2,135	123	413	—	2,671
Rental Operations	16,109	6,083	3,778	—	25,970
Sales	2,565	1,594	—	937	5,096
Other	144	415	9	—	568
Total Gross Profit	18,818	8,092	3,787	937	31,634
Selling and Administrative Expenses	6,733	4,708	2,282	577	14,300
Income from Operations	$12,085	$3,384	$1,505	$360	17,334
Interest Expense					1,687
Provision for Income taxes					6,118
Net Income					$9,529

Other Information
Average Rental Equipment [1]	$477,175	$246,927	$62,933
Average Monthly Total Yield [2]	1.57%	2.49%	2.62%
Average Utilization [3]	71.1%	60.4%	65.1%
Average Monthly Rental Rate [4]	2.21%	4.13%	4.03%

1 Average Rental Equipment represents the cost of rental equipment excluding accessory equipment. For Mobile Modular and Adler Tanks, Average Rental Equipment also excludes new equipment inventory.
2 Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
3 Average Utilization is calculated by dividing the cost of Average Rental Equipment on rent by the total cost of Average Rental Equipment.
4 Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

MCGRATH RENTCORP BUSINESS SEGMENT DATA (unaudited) Nine Months Ended September 30, 2010

(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$61,889	$60,083	$23,686	$—	$145,658
Rental Related Services	17,206	1,622	6,890	—	25,718
Rental Operations	79,095	61,705	30,576	—	171,376
Sales	15,142	14,446	82	8,865	38,535
Other	345	1,161	40	—	1,546
Total Revenues	94,582	77,312	30,698	8,865	211,457

Costs and Expenses
Direct Costs of Rental Operations:
Depreciation of Rental Equipment	10,291	27,527	3,847	—	41,665
Rental Related Services	12,900	1,454	5,367	—	19,721
Other	18,503	9,337	3,006	—	30,846
Total Direct Costs of Rental Operations	41,694	38,318	12,220	—	92,232
Costs of Sales	11,762	8,363	74	6,666	26,865
Total Costs of Revenue	53,456	46,681	12,294	6,666	119,097

Gross Profit
Rental	33,095	23,219	16,833	—	73,147
Rental Related Services	4,306	168	1,523	—	5,997
Rental Operations	37,401	23,387	18,356	—	79,144
Sales	3,380	6,083	8	2,199	11,670
Other	345	1,161	40	—	1,546
Total Gross Profit	41,126	30,631	18,404	2,199	92,360
Selling and Administrative Expenses	21,239	16,798	8,750	2,142	48,929
Income (Loss) from Operations	$19,887	$13,833	$9,654	$57	43,431
Interest Expense					4,647
Provision for Income taxes					15,048
Net Income					$23,736

Other Information
Average Rental Equipment [1]	$489,748	$242,317	$94,155
Average Monthly Total Yield [2]	1.40%	2.76%	2.80%
Average Utilization [3]	67.8%	66.1%	73.1%
Average Monthly Rental Rate [4]	2.07%	4.17%	3.82%

1 Average Rental Equipment represents the cost of rental equipment excluding accessory equipment. For Mobile Modular and Adler Tanks, Average Rental Equipment also excludes new equipment inventory.
2 Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
3 Average Utilization is calculated by dividing the cost of Average Rental Equipment on rent by the total cost of Average Rental Equipment.
4 Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

MCGRATH RENTCORP BUSINESS SEGMENT DATA (unaudited) Nine Months Ended September 30, 2009

(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$70,867	$55,769	$12,717	$—	$139,353
Rental Related Services	20,393	1,498	4,567	—	26,458
Rental Operations	91,260	57,267	17,284	—	165,811
Sales	20,951	14,599	54	5,806	41,410
Other	449	1,435	24	—	1,908
Total Revenues	112,660	73,301	17,362	5,806	209,129

Costs and Expenses
Direct Costs of Rental Operations:
Depreciation of Rental Equipment	10,264	30,622	2,336	—	43,222
Rental Related Services	14,856	1,434	3,338	—	19,628
Other	14,834	8,364	1,865	—	25,063
Total Direct Costs of Rental Operations	39,954	40,420	7,539	—	87,913
Costs of Sales	15,383	9,972	37	4,859	30,251
Total Costs of Revenues	55,337	50,392	7,576	4,859	118,164

Gross Profit
Rental	45,769	16,783	8,516	—	71,068
Rental Related Services	5,537	64	1,229	—	6,830
Rental Operations	51,306	16,847	9,745	—	77,898
Sales	5,568	4,627	17	947	11,159
Other	449	1,435	24	—	1,908
Total Gross Profit	57,323	22,909	9,786	947	90,965
Selling and Administrative Expenses	20,994	16,124	6,266	1,958	45,342
Income (Loss) from Operations	$36,329	$6,785	$3,520	$(1,011)	45,623
Interest Expense					5,523
Provision for Income taxes					15,679
Net Income					$24,421

Other Information
Average Rental Equipment [1]	$476,997	$249,797	$55,255
Average Monthly Total Yield [2]	1.65%	2.48%	2.56%
Average Utilization [3]	74.8%	60.6%	64.1%
Average Monthly Rental Rate [4]	2.21%	4.09%	3.99%

1 Average Rental Equipment represents the cost of rental equipment excluding accessory equipment. For Mobile Modular and Adler Tanks, Average Rental Equipment also excludes new equipment inventory.
2 Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
3 Average Utilization is calculated by dividing the cost of Average Rental Equipment on rent by the total cost of Average Rental Equipment.
4 Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company presents Adjusted EBITDA which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, and non-cash stock-based compensation.

The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance and evaluate the Company’s ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges, including stock-based compensation, is useful in measuring the Company’s cash available to operations and the performance of the Company. Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles in the United States or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non−GAAP measures used by other companies. Unlike EBITDA which may be used by other companies or investors, Adjusted EBITDA does not include stock-based compensation charges. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance. Because Adjusted EBITDA is a non-GAAP financial measure as defined by the Securities and Exchange Commission, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States.

Reconciliation of Net Income to Adjusted EBITDA
(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2010	2009	2010	2009	2010	2009
Net Income	$9,700	$9,529	$23,736	$24,421	$32,637	$33,702
Provision for Income Taxes	6,149	6,118	15,048	15,679	20,016	21,595
Interest	1,632	1,687	4,647	5,523	6,230	8,216
Income from Operations	17,481	17,334	43,431	45,623	58,883	63,513
Depreciation and Amortization	15,681	15,571	46,269	47,611	61,788	63,884
Non-Cash Stock-Based Compensation	1,069	756	3,155	2,709	4,049	3,645
Adjusted EBITDA [1]	$34,231	$33,661	$92,855	$95,943	$124,720	$131,042

Adjusted EBITDA Margin [2]	41%	45%	44%	46%	45%	46%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities
(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2010	2009	2010	2009	2010	2009
Adjusted EBITDA [1]	$34,231	$33,661	$92,855	$95,943	$124,720	$131,042
Interest Paid	(1,392)	(1,284)	(4,530)	(5,554)	(6,483)	(8,700)
Net Income Taxes Paid	(2,063)	(6,419)	(8,030)	(2,016)	(8,634)	(3,185)
Gain on Sale of Used Rental Equipment	(3,399)	(2,822)	(8,144)	(8,024)	(11,013)	(10,419)
Change in certain assets and liabilities:
Accounts Receivable, net	(19,501)	(10,893)	(18,315)	8,362	(11,263)	3,877
Income Taxes Receivable	72	5,940	5,147	5,940	5,147	5,940
Prepaid Expenses and Other Assets	141	3,064	(1,346)	3,692	(1,139)	4,910
Accounts Payable and Other Liabilities	3,504	(4,420)	1,076	(8,150)	2,844	(10,153)
Deferred Income	11,363	7,044	7,396	(656)	4,742	(6,314)
Net Cash Provided by Operating Activities	$22,956	$23,871	$66,109	$89,537	$98,921	$106,998

1 Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, and non-cash stock-based compensation.
2 Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

CONTACT:
McGrath RentCorp
Keith E. Pratt, 925-606-9200
Chief Financial Officer